UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 15, 2014, the Puerto Rico Health Insurance Administration (ASES by its Spanish acronym) announced that it has selected the Company’s wholly owned subsidiary, Molina Healthcare of Puerto Rico, to operate the Commonwealth’s Medicaid-funded Government Health Plan (GHP) program in the East and Southwest regions.

Note: The information in this Form 8-K current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This report contains “forward-looking statements” regarding the selection of Molina Healthcare of Puerto Rico to operate the Commonwealth’s Medicaid-funded Government Health Plan program in the East and Southwest regions. All of our forward-looking statements are based on our current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to a failure to satisfy readiness review requirements, a reversal of the contract awards in connection with a successful protest by another bidder, or an inability to reach a definitive agreement on terms consistent with the Company’s expectations. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our company website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this report represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: October 16, 2014	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary